Exhibit 10.4
Sublease
Fuel Tech, Inc. —American Bailey Corporation
Agreement of Sublease made as of January 29, 2004 between Fuel Tech, Inc., A Massachusetts corporation (“Sublandlord”) and American Bailey Corporation, a Delaware corporation (Subtenant”) both of the Financial Centre, 695 East Main Street, Stamford, Connecticut 06901 (this “Sublease”).
WITNESSETH:
Whereas, by an Agreement of Sublease dated the 29th day of January, 2004 (the “Overlease”) Sublandlord hereunder did lease as Tenant from General Re Corporation, a Delaware corporation, as Landlord (“Landlord”) thereunder, the Premises more particularly described in the Overlease and as drawn on Schedule I hereto; and
Whereas, Sublandlord and Subtenant are and have been sharing occupancy of the Premises, Sublandlord desires to sublet and demise to Subtenant and Subtenant desires to rent an interest in the Premises (hereafter known as Subtenant’s “Proportionate Share” which shall be that percentage interest in the amount of thirty seven and one half percent (37.5%) described on Schedule II hereto “Allocation of Direct and Common Space Final Layout -Fuel Tech/American Bailey Office” on the line “Percent of Direct Space” under the Column “Allocation of New Space (Sq. Ft.) ABC,” or such other percentage interest as may be set out from time to time by an addendum hereto signed by the parties, all on the terms and subject to the conditions set forth below:
Now Therefore, for and in consideration of the mutual covenants set out in this Sublease, the parties agree as follows:
1. Subletting. Sublandlord does hereby sublease and demise to Subtenant Subtenant’s Proportionate Share in the Premises including use of the common areas within the Premises (the Subpremises) .
2. Term. The term (the “Term”) of this Agreement of Sublease shall commence on February 1, 2004 and shall end on 12:00 noon on January 31, 2010, unless the Term shall sooner or later terminate pursuant to any of the terms, covenants or conditions of this Agreement of Sublease or pursuant to law. The parties intend that this instrument shall be a sublease of the Subpremises and not an assignment of an interest in the Overlease.
3. Incorporation by Reference. To the extent not otherwise inconsistent with the provisions of this Sublease, the terms, provisions, covenants, conditions and definitions of the Overlease, as modified herein, are hereby incorporated by reference with the term Sublandlord substituting for Landlord and the term Subtenant substituting for Tenant. Subtenant hereby assumes in this Sublease, as if expressed herein, and not inconsistent with the terms of this Sublease, its Proportionate Share of all of the obligations of Tenant as expressed in the Overlease, accruing or payable during the Term and such Proportionate Share of its obligations shall survive the Term.
4. Payments. Subtenant shall reimburse Sublandlord for Subtenant’s Proportionate Share of:
(a)	The construction costs of Tenant’s Installation of the Premises as assumed by Sublandlord as Tenant under Exhibit C of the Overlease, as amended;

(b)	Fixed Rent;

(c)	Additional Rent; and

(d)	Sublandlord’s direct cost of maintaining the Premises, in addition to Additional Rent, if any, including without limiting the generality of the foregoing, utilities and cafeteria subsidy.
Payment shall be made by Subtenant to Sublandlord’s office or, as the case may be, by wire transfer to Sublandlord’s bank account within thirty (30) days of receipt of Sublandlord’s invoice. Such payments shall not be subject to any deduction or offset and shall include Subtenant’s Proportionate Share of any interest or penalties thereon.
5. Insurance. Subtenant shall maintain insurance on the Subpremises for the Term (naming Landlord and Sublandlord as additional insureds) of the type and with the coverage and limits specified in Article 19 of the Overlease. Subtenant shall obtain from its carrier of such insurance a consent to the waiver of recovery as expressed in Section 19.05 of the Overlease and furnish a copy thereof to Sublandlord.
6. Negative Covenants. Sublandlord and Subtenant shall not, absent the written consent of the other,
(a)	make any material alterations or additions to the Premises or Subpremises;

(b)	transfer, hypothecate, assign, conveyor mortgage this Sublease or any interest therein or allow any lien thereon; or

(c)	take any action or fail to take any action in connection with the Premises or Subpremises as a result of which Sublandlord would be in default under the Overlease.
7. Landlord’s Rights. Subtenant acknowledges any rights reserved by Landlord in the Overlease and acknowledges that Subtenant’s possession and use of the Subpremises shall at all times be subject to such rights. Subtenant releases Sublandlord of and from all liability in connection with Landlord’s exercise of such rights.
8. Landlord’s Defaults. Sublandlord shall not be liable to Subtenant for Landlord’s failure to perform any of Landlord’s obligations under the Overlease, nor shall Sublandlord have any obligation to perform the same or to bring legal proceedings or take any other action against Landlord to assure performance of Landlord’s obligations under the Overlease. The parties shall mutually consult in the event of such defaults of Landlord’s obligations with a view toward agreement as to the proper course of action in such circumstances.
9. Dispute Resolution. Any controversies or disputes arising under this Sublease, its interpretation or the transactions contemplated by it shall be discussed and negotiated by authorized representatives of the parties neither of whom shall be an employee, officer or director of the other party. Failing a resolution of such controversies or disputes after discussion and negotiation, such matters shall, at the request of either party at any time, be determined in final, binding arbitration under the commercial arbitration rules of the American Arbitration Association (“AAA”) before a single, neutral arbitrator in Stamford, Connecticut. Prior to commencement of arbitration proceedings the parties shall engage in mediation under the AAA rules. Any award in such arbitration may be entered in and enforced by any court having jurisdiction.
IN WITNESS WHEREOF, the parties have set their hands and seals by their duly authorized representatives as of the date first written above.

Fuel Tech, Inc.		American Bailey Corporation

By:	/s/ Charles W. Grinnell	By:	/s/ Douglas G. Bailey

B+ OFFICE
AREA 220 SF
C OFFICE
AREA 157 SF
C OFFICE
AREA 157 SF
B OFFICE
AREA 235 SF
C OFFICE
WORKSTATION
AREA 157 SF
C OFFICE
B+ OFFICE
A OFFICE
AREA 373 SF
B OFFICE
AREA 242 SF
WORKSTATION
AREA 120 SF
AREA 166 SF
FILE ROOM
AREA 82 SF
WORKSTATION
AREA 102 SF
PANTRY
AREA 63 SF
WORK/ EQUIP./ SUPPLY
AREA 267 SF
DATA ROOM
AREA 90 SF
CONFERENCE
AREA 263 SF
A OFFICE
WORK STATION
AREA 64 SF
B+ OFFICE
CLOSET
SUPPLY
N.I.C.
CONFERENCE
AREA 454 SF
RECEPTION
AREA 266 SF

CPG

ARCHITECTS

# Fuel Tech/American Bailey

695 East Main Street

Stamford, CT

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Schedule I

Allocation of Direct and Common Space
Final Layout — Fuel Tech/American Bailey Office

Office		Allocation Percentage		Allocation of New Space (Sq. Ft.)
Number	Individual	Fuel Tech	ABC	Office Size	Fuel Tech	ABC
103	Betsy Kenyon	75%	25%	253	190	63
104	Doug Bailey	25%	75%	369	92	277
105	Ralph Bailey	75%	25%	373	280	93
106	Nolan Schwartz	100%	0%	295	295	—
107	Tracy Krumme	100%	0%	157	157	—
108	Pat Fern	100%	0%	157	157	—
109	Eleanor Skolnick	100%	0%	157	157	—
110	Bill Cummings	100%	0%	235	235	—
111	Alex Dainoff	100%	0%	157	157	—
112	John O’Leary	100%	0%	157	157	—
113	Brad Hittle	0%	100%	220	—	220
114	Bill Drake	0%	100%	242	—	242
115	Sophia Mattus	0%	100%	120	—	120
117	ABC File Room and Equipment Area	0%	100%	166	—	166
118	FT File Room	100%	0%	82	82	—
119	Bari Veno	100%	0%	102	102	—
125	ABC Guest Workstation	0%	100%	94	—	94
N/A	FT Dedicated File Areas	100%	0%	65	65	—

	Total Direct Space			3,401	2,126	1,275

	Percent of Direct Space			100.0%	62.5%	37.5%

	Common Area (Allocated on % Direct)	62.5%	37.5%	3,747	2,342	1,405

	Total Space Rented
				7,148	4,468	2,680

Schedule II